Exhibit 10.23

§409A AMENDED & RESTATED EXECUTIVE SALARY CONTINUATION AGREEMENT

THIS AGREEMENT, made and entered into this 15th day of December, 2008, by and between Community Trust Bank, a bank organized and existing under the laws of the State of Louisiana (hereinafter referred to as the “Bank”), and Cary S. Davis, an Executive of the Bank (hereinafter referred to as the “Executive”).

WITNESSETH:

WHEREAS, the Bank and the Executive were parties to an Executive Supplemental Retirement Plan Executive Agreement dated the 7th day of February, 2001, between Community Trust Bank and Cary S. Davis that provided for the payment of certain benefits. Said Executive Supplemental Retirement Plan Executive Agreement was superseded and replaced by an Executive Salary Continuation Agreement dated July 7, 2004. This §409A Amended & Restated Executive Salary Continuation Agreement and the benefits provided hereunder shall supercede and replace the existing Executive Salary Continuation Agreement and the benefits provided thereby;

WHEREAS, the Executive has been and continues to be a valued Executive of the Bank; and

WHEREAS, it is the consensus of the Board of Directors (hereinafter referred to as the “Board”) that the Executive’s services to the Bank in the past have been of exceptional merit and have constituted an invaluable contribution to the general welfare of the Bank in bringing the Bank to its present status of operating efficiency and present position in its field of activity;

WHEREAS, the Executive’s experience, knowledge of the affairs of the Bank, reputation, and contacts in the industry are so valuable that assurance of the Executive’s continued services is essential for the future growth and profits of the Bank and it is in the best interests of the Bank to arrange terms of continued employment for the Executive so as to reasonably assure the Executive remains in the Bank’s employ during the Executive’s lifetime or until the age of retirement;

WHEREAS, it is the desire of the Bank that the Executive’s services be retained as herein provided;

WHEREAS, the Executive is willing to continue in the employ of the Bank provided the Bank agrees to pay the Executive or the Executive’s beneficiary(ies), certain benefits in accordance with the terms and conditions hereinafter set forth;

ACCORDINGLY, it is the desire of the Bank and the Executive to enter into this Agreement under which the Bank will agree to make certain payments to the Executive at retirement or the Executive’s beneficiary(ies) in the event of the Executive’s death pursuant to this Agreement;

FURTHERMORE, it is the intent of the parties hereto that this Executive Plan be considered an unfunded arrangement maintained primarily to provide supplemental retirement benefits for the Executive, and be considered a non-qualified benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Executive is fully advised of the Bank’s financial status and has had substantial input in the design and operation of this benefit plan; and

NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained it is agreed as follows:

I.	EMPLOYMENT

The Bank agrees to employ the Executive in such capacity as the Bank may from time to time determine. The Executive will continue in the employ of the Bank in such capacity and with such duties and responsibilities as may be assigned to him, and with such compensation as may be determined from time to time by the Board of Directors of the Bank.

II.	FRINGE BENEFITS

The Salary continuation benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not part of any Salary reduction plan or an arrangement deferring a bonus or a Salary increase. The Executive has no option to take any current payment or bonus in lieu of these Salary continuation benefits except as set forth hereinafter.

III.	RETIREMENT DATE AND NORMAL RETIREMENT AGE

A.	Retirement Date:

If the Executive remains in the continuous employ of the Bank, the Executive shall retire from active employment with the Bank on the later of the Executive’s sixty-fifth (65th) birthday or such other date as the Executive may actually retire.

B.	Normal Retirement Age:

Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

C.    Separation from Service:

Notwithstanding anything to the contrary in this Agreement, to the extent that any benefit under this Agreement is payable upon a “Termination of Employment,” “Termination of Service,” or other event involving the Executive’s cessation of services, such payment(s) shall not be made unless such event constitutes a “Separation from Service” as defined in Treasury Regulations Section 1.409A-1(h).

IV.	RETIREMENT BENEFIT AND POST-RETIREMENT DEATH BENEFIT

Upon said retirement, the Bank, commencing with the first day of the month following the date of such retirement, shall pay the Executive an annual benefit equal to Fifty Nine Thousand One Hundred Seventy Seven and 00/100th Dollars ($59,177.00). For each year that the Executive or Executive’s beneficiary(ies) shall receive a benefit, said benefit amount shall be increased by one and one-half percent (1.5%) from the previous year’s benefit amount. Said benefit shall be paid in equal annual installments until the death of the Executive. Upon the death of the Executive, if there is a balance in the accrued liability retirement account, such balance shall be paid in a lump sum to such individual or individuals as the Executive may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of the Executive’s estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Executive.

V.	DEATH BENEFIT PRIOR TO RETIREMENT

In the event the Executive should die while actively employed by the Bank at any time after the date of this Agreement but prior to the Executive’s Retirement Date, the Bank will pay a benefit equal to the accrued balance, on the date of death, of the Executive’s accrued liability retirement account paid in a lump sum to such individual or individuals as the Executive may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, any such amounts becoming due and payable upon the death of the Executive shall be payable to the duly qualified executor or administrator of the Executive’s estate. Said payment due hereunder shall be made the first day of the second month following the decease of the Executive.

VI.	BENEFIT ACCOUNTING

The Bank shall account for this benefit using the regulatory accounting principles of the Bank’s primary federal regulator. The Bank shall establish an accrued liability retirement account for the Executive into which appropriate reserves shall be accrued.

VII.	VESTING

Prior to the attainment of the Executive’s Normal Retirement Age (Subparagraph III [B]), the Executive’s interest in the severance compensation as stated in Other Termination of Employment (Paragraph VIII), shall be subject to an annual vesting percentage of ten percent (10%) for each full year of service with the Bank from the date of the original Agreement dated February 7, 2001, (to a maximum of 100%).

VIII.	OTHER TERMINATION OF EMPLOYMENT

Subject to Subparagraph VIII (i) hereinbelow, in the event that the employment of the Executive shall terminate prior to Normal Retirement Age, as provided in Paragraph III (B), by the Executive’s voluntary action, or by the Executive’s discharge by the Bank without cause, then this Agreement shall terminate upon the date of such termination of employment and the Bank shall pay to the Executive as severance compensation an amount of money equal to the accrued balance, on the date of termination, of the Executive’s liability reserve account multiplied by the Executive’s cumulative vested percentage (Paragraph VII). This severance compensation shall be paid in fifteen (15) equal annual installments with interest equal to the one-year Treasury bill as of the date of termination. Said payments shall commence upon the Executive’s attaining Normal Retirement Age.

In the event the Executive’s death should occur after such severance but prior to the completion of the annual payments provided for in this Paragraph VIII, the remaining payments shall be paid in a lump sum to such individual or individuals as the Executive may have designated in writing and filed with the Bank. In the absence of any effective beneficiary designation, any such amounts shall be payable to the duly qualified executor or administrator of the Executive’s estate. Said payments due hereunder shall begin the first day of the second month following the decease of the Executive.

(i)
Discharge for Cause: In the event the Executive shall be discharged for cause at any time, all benefits provided herein shall be forfeited. The term “for cause” shall mean any of the following that result in an adverse effect on the Bank: (i) gross negligence or gross neglect; (ii) the commission of a felony or gross misdemeanor involving fraud or dishonesty; (iii) the willful violation of any law, rule, or regulation (other than a traffic violation or similar offense); (iv) an intentional failure to perform stated duties; or (v) a breach of fiduciary duty involving personal profit. If a dispute arises as to discharge “for cause,” such dispute shall be resolved by arbitration as set forth in this Executive Plan.

IX.	CHANGE OF CONTROL

Change of Control shall be deemed to be the cumulative transfer of more than fifty percent (50%) of the voting stock of the Bank from the date of this Agreement. For the purposes of this Agreement, transfers made on account of deaths or gifts, transfers between family members or transfers to a qualified retirement plan maintained by the Bank shall not be considered in determining whether there has been a change in control. Upon a Change of Control, if the Executive subsequently suffers a Termination of Service (voluntary or involuntary), except for cause, then the Executive shall receive the benefits in Paragraph IV herein in the same form and with the same timing, except that payments shall commence upon attaining Normal Retirement Age (Subparagraph III [B]).

X.	RESTRICTIONS ON FUNDING

The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Executive Plan. The Executive, their beneficiary(ies), or any successor in interest shall be and remain simply a general creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation.

The Bank reserves the absolute right, at its sole discretion, to either fund the obligations undertaken by this Executive Plan or to refrain from funding the same and to determine the extent, nature and method of such funding. Should the Bank elect to fund this Executive Plan, in whole or in part, through the purchase of life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such funding at any time, in whole or in part. At no time shall any Executive be deemed to have any lien, right, title or interest in any specific funding investment or assets of the Bank.

If the Bank elects to invest in a life insurance, disability or annuity policy on the life of the Executive, then the Executive shall assist the Bank by freely submitting to a physical exam and supplying such additional information necessary to obtain such insurance or annuities.

XI.	MISCELLANEOUS

A.	Alienability and Assignment Prohibition:

Neither the Executive, nor the Executive’s surviving spouse, nor any other beneficiary(ies) under this Executive Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or the Executive’s beneficiary(ies), nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank’s liabilities shall forthwith cease and terminate.

B.	Binding Obligation of the Bank and any Successor in Interest:

The Bank shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agree, in writing, to assume and discharge the duties and obligations of the Bank under this Executive Plan. This Executive Plan shall be binding upon the parties hereto, their successors, beneficiaries, heirs and personal representatives.

C.	Amendment or Revocation:

Subject to Paragraph XIII, it is agreed by and between the parties hereto that, during the lifetime of the Executive, this Executive Plan may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Executive and the Bank.

D.	Gender:

Whenever in this Executive Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

E.	Effect on Other Bank Benefit Plans:

Nothing contained in this Executive Plan shall affect the right of the Executive to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan constituting a part of the Bank’s existing or future compensation structure.

F.	Headings:

Headings and subheadings in this Executive Plan are inserted for reference and convenience only and shall not be deemed a part of this Executive Plan.

G.	Applicable Law:

The validity and interpretation of this Agreement shall be governed by the laws of the State of Louisiana.

H.	12 U.S.C. § 1828(k):

Any payments made to the Executive pursuant to this Executive Plan, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. § 1828(k) or any regulations promulgated thereunder.

I.	Partial Invalidity:

If any term, provision, covenant, or condition of this Executive Plan is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant, or condition invalid, void, or unenforceable, and the Executive Plan shall remain in full force and effect notwithstanding such partial invalidity.

J.	Not a Contract of Employment:

This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof restrict the right of the Bank to discharge the Executive, or restrict the right of the Executive to terminate employment.

K.	Present Value:

All present value calculations under this Agreement shall be based on the following discount rate:

Discount Rate:	The discount rate as used in the FASB 87 calculations for the Executive Plan.

L.    Supersede and Replace Entire Agreement:

This Agreement shall supersede the Executive Salary Continuation Agreement dated July 7, 2004, and shall replace the entire agreement of the parties pertaining to this particular Executive Salary Continuation Agreement.

M.    Restriction on Timing of Distribution:

Notwithstanding any provision of this Agreement to the contrary, distributions under this Agreement may not commence earlier than six (6) months after the date of a Separation from Service (as described under the “Separation from Service” provision herein) if, pursuant to Internal Revenue Code Section 409A, the participant hereto is considered a “specified employee” (under Internal Revenue Code Section 416(i)) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise. In the event a distribution is delayed pursuant to this Section, the originally scheduled distribution shall be delayed for six (6) months, and shall commence instead on the first day of the seventh month following Separation from Service. If payments are scheduled to be made in installments, the first six (6) months of installment payments shall be delayed, aggregated, and paid instead on the first day of the seventh month, after which all installment payments shall be made on their regular schedule. If payment is scheduled to be made in a lump sum, the lump sum payment shall be delayed for six (6) months and instead be made on the first day of the seventh month.

N.    Certain Accelerated Payments:

The Bank may make any accelerated distribution permissible under Treasury Regulation 1.409A-3(j)(4) to the Executive of deferred amounts, provided that such distribution(s) meets the requirements of Section 1.409A-3(j)(4).

O.    Subsequent Changes to Time and Form of Payment:

The Bank may permit a subsequent change to the time and form of benefit distributions. Any such change shall be considered made only when it becomes irrevocable under the terms of the Agreement. Any change will be considered irrevocable not later than thirty (30) days following acceptance of the change by the Plan Administrator, subject to the following rules:

(1)	the subsequent deferral election may not take effect until at least twelve (12) months after the date on which the election is made;

(2)
the payment (except in the case of death, disability, or unforeseeable emergency) upon which the subsequent deferral election is made is deferred for a period of not less than five (5) years from the date such payment would otherwise have been paid; and

(3)	in the case of a payment made at a specified time, the election must be made not less than twelve (12) months before the date the payment is scheduled to be paid.

XII.	ERISA PROVISION

A.	Named Fiduciary and Plan Administrator:

The “Named Fiduciary and Plan Administrator” of this Executive Plan shall be Community Trust Bank until its resignation or removal by the Board. As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the Executive Plan. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the Executive Plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

B.	Claims Procedure and Arbitration:

In the event a dispute arises over benefits under this Executive Plan and benefits are not paid to the Executive (or to the Executive’s beneficiary(ies) in the case of the Executive’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Named Fiduciary and Plan Administrator named above within sixty (60) days from the date payments are refused. The Named Fiduciary and Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim the specific reasons for such denial, reference to the provisions of this Executive Plan upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed denied if the Named Fiduciary and Plan Administrator fail to take any action within the aforesaid sixty-day period.

If claimants desire a second review they shall notify the Named Fiduciary and Plan Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Executive Plan or any documents relating thereto and submit any written issues and comments they may feel appropriate. In their sole discretion, the Named Fiduciary and Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan Agreement upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance of this Executive Plan or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to an arbitrator for final arbitration. The arbitrator shall be selected by mutual agreement of the Bank and the claimants. The arbitrator shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they and their heirs, personal representatives, successors and assigns shall be bound by the decision of such arbitrator with respect to any controversy properly submitted to it for determination.

Where a dispute arises as to the Bank’s discharge of the Executive “for cause,” such dispute shall likewise be submitted to arbitration as above described and the parties hereto agree to be bound by the decision thereunder.

XIII.	TERMINATION OR MODIFICATION OF AGREEMENT BY REASON OF CHANGES IN THE LAW, RULES OR REGULATIONS

The Bank is entering into this Agreement upon the assumption that certain existing tax laws, rules and regulations will continue in effect in their current form. If any said assumptions should change and said change has a detrimental effect on this Executive Plan, then the Bank reserves the right to terminate or modify this Agreement accordingly. Upon a Change of Control (Paragraph IX), this paragraph shall become null and void effective immediately upon said Change of Control.

XIV.	EFFECTIVE DATE

The effective date of the Executive Plan shall be January 1, 2005.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Agreement and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

COMMUNITY TRUST BANK
Ruston, Louisiana

/s/ Linda Tuten	By:	/s/ Drake Mills	CEO
Witness		(Bank Officer other than Insured)	Title

/s/ Ashlea Phillips		/s/ Cary S. Davis
Witness		Cary S. Davis

BENEFICIARY DESIGNATION FORM
FOR THE §409A AMENDED & RESTATED EXECUTIVE SALARY CONTINUATION AGREEMENT

I.    PRIMARY DESIGNATIONS
A.    Person(s) as a Primary Designation:
(Please indicate the percentage for each beneficiary.)

1.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

2.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

3.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

4.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

II.    ESTATE AND/OR TRUST AS PRIMARY DESIGNATIONS
A.    Estate as a Primary Designation:
An Estate can still be listed even if there is no will.
My Primary Beneficiary is The Estate of as set forth in the Last Will and
Testament dated the day of ,200 and any codicils thereto.
B.    Trust as a Primary Designation:

Name of the Trust:
Execution Date of the Trust	Name of the Trustee:
Beneficiary of the Trust: (Please indicate the percentage for each beneficiary):
Name(s):
Name(s):

Is this an Irrevocable Life Insurance Trust?	☐ Yes	☐ No
If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

III.    SECONDARY (CONTINGENT) DESIGNATIONS
A.    Person(s) as a Secondary (Contingent) Designation:
(Please indicate the percentage for each beneficiary in the event of the Primary's Death.)

1.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

2.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

3.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

4.	Name:		Relationship:		SS#:		%
Address:
		(Street)		(City)		(State)	(Zip)

IV.	ESTATE AND/OR TRUST AS SECONDARY (CONTINGENT) DESIGNATIONS
A.    Estate as a Secondary (Contingent) Designation:
My Secondary Beneficiary is The Estate of as set forth in the Last Will and
Testament dated the day of ,200 and any codicils thereto.
B.    Trust as a Secondary (Contingent) Designation:

Name of the Trust:
Execution Date of the Trust	Name of the Trustee:
Beneficiary of the Trust: (Please indicate the percentage for each beneficiary):
Name(s):
Name(s):

Is this an Irrevocable Life Insurance Trust?	☐ Yes	☐ No
If yes and this designation is for a Joint Beneficiary Designation Agreement, an Assignment of Rights form must be completed.)

V.	SIGN AND DATE

This Beneficiary Designation Form is valid until the participant notifies the bank in writing.

/s/ Cary S. Davis	12/15/2008
Executive	Date

*SECTION VI TO BE COMPLETED ONLY BY PARTICIPANTS WHO RESIDE IN THE FOLLOWING STATES: (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin).

Community Property Laws – If you reside in a community property state (Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington, and Wisconsin), a designation of beneficiary may be subject to challenge if such designation will result in your spouse receiving less than his or her proportionate share of the benefit attributable to community property.

*VI.    SPOUSAL CONSENT FOR COMMUNITY PROPERTY STATES ONLY
(Please note that an employee is under no obligation to complete the Spousal Consent section of this form)

I am aware that my spouse, the above named Insured, has designated someone other than me to be the beneficiary and waive any rights I may have to the proceeds of such insurance under applicable community property laws. I understand that this consent and waiver supercedes any prior spousal consent or waiver under this plan.

Spouse Signature:	Date: